Exhibit 99.2

FORM OF SECURITY

[FORM OF FACE OF NOTE]

[Transfer Restricted Securities Legend – Include only

on Transfer Restricted Securities]

THIS SECURITY AND ANY COMMON STOCK ISSUABLE IN EXCHANGE FOR THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE IN EXCHANGE FOR THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (3) SUBJECT TO THE REQUIREMENTS OF THE INDENTURE, TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE IN EXCHANGE FOR IT AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[Global Securities Legend – Include only on Global Securities]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO THE DEPOSITORY TRUST COMPANY, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS DECEMBER 20, 2006. FOR INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, PLEASE CONTACT THE COMPANY AT PNC FUNDING, ONE PNC PLAZA, 249 FIFTH AVENUE, PITTSBURGH, PENNSYLVANIA 15222-2707 TO THE ATTENTION OF THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE GUARANTOR.

PNC FUNDING CORP

Floating Rate Exchangeable Senior Note due December 20, 2036

Guaranteed by The PNC Financial Services Group, Inc.

No.: R -	CUSIP NUMBER: 693476 AX 1
ISIN NUMBER: US693476AX16

Principal Amount: $

PNC Funding Corp., a Pennsylvania corporation, promises to pay to [Cede & Co.]* or registered assigns, [the principal amount of $ ] [the principal amount as set forth on Schedule I hereto]*, on December 20, 2036, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is exchangeable as specified on the other side of this Security.

Interest Payment Dates: March 20, June 20, September 20 and December 20, commencing March 20, 2007.

Record Dates: March 1, June 1, September 1 and December 1 (whether or not a Business Day), commencing March 1, 2007.

PNC Funding Corp.,

by
Name:
Title:

by
Name:
Title:

*	Include only on Global Security

For value received the Guarantor (which term includes any successor Person under the Indenture) unconditionally guarantees, to the extent set forth in the Indenture and subject to provisions in the Indenture dated as of December 20, 2006 (the “Indenture”) among PNC Funding, PNC Funding Services Group, Inc. (the “Guarantor”) and The Bank of New York, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and the interest (including Liquidated Damages, if any) on the Securities, net of any taxes required to be withheld (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any and interest and Liquidated Damages, if any, on the Securities, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Securities and (b) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article II of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of Securities, by the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

IN WITNESS HEREOF, the Guarantor has caused the Guarantee to be signed by its duly authorized officers.

THE PNC FINANCIAL SERVICES GROUP, INC., as Guarantor,

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

by
Authorized Officer

Dated:

[FORM OF REVERSE SIDE OF NOTE]

PNC Funding Corp.

Floating Rate Exchangeable Senior Note due December 20, 2036

(1) Interest. The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded quarterly.

This Security will bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, and will initially bear interest at a rate of 4.96%; provided that such rate shall never be less than 0% per annum. Interest will be payable quarterly in arrears on March 20, June 20, September 20 and December 20 of each year (each, an “Interest Payment Date”), subject to Section 2.05 of the Indenture, commencing March 20, 2007. The Company will pay interest on any overdue principal amount at the interest rate borne by the Floating Rate Exchangeable Senior Notes due December 29, 2036 (the “Securities”) at the time such interest on the overdue principal amount accrues, compounded quarterly, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate, compounded quarterly. Interest (including Liquidated Damages, if any) on the Securities will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360.

The Holders of the Securities shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Liquidated Damages in the event of Registration Defaults (as defined in the Registration Rights Agreement under Section 2(e) thereof), such Liquidated Damages to be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Security to “interest” shall be deemed to include “Liquidated Damages” if then owing in accordance with the terms of the Registration Rights Agreement.

(2) Method of Payment. Subject to the terms and conditions of the Indenture, the Company will pay interest (including Liquidated Damages, if any) on this Security to the Person who is the registered Holder of this Security at the close of business on March 1, June 1, September 1 and December 1, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date (provided that interest payable upon repurchase or redemption of this Security or at the Stated Maturity of principal (including any such date that is an Interest Payment Date) shall be paid to the Person to whom principal, the redemption price or repurchase price is payable). Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, if a Holder is holding Securities in definitive form, the Company shall pay interest (including Liquidated Damages, if any), other than interest payable at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, by check mailed to such Holder. If a Holder is holding at least $1,000,000 principal amount of Securities in definitive form, the Company may pay such interest by wire transfer provided that such Holder has notified the Trustee in writing at the Trustee’s Corporate Trust Office, on or before the Record Date before the applicable Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, that such Holder chooses to have interest on such Holder’s Securities payable on such Interest Payment Date and all subsequent Interest Payment Dates paid by wire transfer of immediately available funds to an account at a bank (that has facilities to receive wire transfers) in The City of New York, or in another city designated by such Holder and agreed to by the Company and the Trustee. Such payment method will apply until such Holder provides the Trustee written notice to the contrary. The Company shall pay the principal of and interest (including Liquidated Damages, if any) on any Security in definitive form that is due at the Stated Maturity of principal, the Redemption Date or Repurchase Date or Change in Control Repurchase Date in immediately available funds against presentation of such Security in definitive form at the Corporate Trust Office of the Trustee in The City of New York or at any other office or agency of the Trustee in The City of New York that the Trustee may designate to such Holder in writing; provided if any such payment is to be made by wire transfer, the Trustee must have received appropriate wire transfer instructions in writing from any Holder being so paid at least two Business Days prior to the relevant date.

(3) Paying Agent, Exchange Agent and Registrar. Initially, The Bank of New York as trustee under the Indenture (the “Trustee”) will act as Paying Agent, Exchange Agent and Security Registrar. The Company may appoint and change any Paying Agent, Exchange Agent or Security Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Exchange Agent or Security Registrar.

(4) Indenture. The Company issued the Securities under an Indenture dated as of December 20, 2006 (the “Indenture”) among the Company, the Gurantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are direct, unsubordinated, unsecured debt obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

(5) Redemption at the Option of the Company. No sinking fund is provided for the Securities. Beginning on December 26, 2007 and during the periods thereafter to maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Redemption Date.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s address appearing in the Security Register. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, on and after such Redemption Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(6) Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on December 20, 2007, 2008, 2011, 2016, 2021, 2026 and 2031 (each, a “Repurchase Date”), all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The Company shall provide notice of the Repurchase Date no more than two weeks after December 20, 2006 and again on a date not less than 30 days prior to each Repurchase Date.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash. Holders have the right to withdraw any Repurchase Notice or Change in

Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Liquidated Damages, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 10:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or on or prior to the Change in Control Repurchase Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Liquidated Damages, if any) upon surrender of such Security.

(7) Exchange. A Holder of an Security may exchange any portion of the principal amount of any Security define that is an integral multiple of $1,000 for cash and fully paid and non-assessable shares (calculated as to each exchange to the nearest 1/10000th of a share) of Common Stock in accordance with the provisions of Article V of the Indenture (including the Company’s right to settle a percentage of each Daily Share Amount in cash, as described below); provided that if such Security is called for redemption, the exchange right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the exchange right shall terminate at the close of business on the date such Default is cured and such Security is redeemed). Such exchange right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of maturity, subject, in the case of exchange of any Global Security, to any Applicable Procedures. The Exchange Price shall, as of the date of the Indenture, initially be $128.5545 per share of Common Stock. The Exchange Rate shall be the number of shares of date of the Indenture referred to above equal to $1,000 divided by the applicable Exchange Price. The Exchange Price and Exchange Rate will be adjusted under the circumstances specified in the Indenture. Upon exchange, no adjustment for interest (including Liquidated Damages, if any) or dividends will be made. No fractional shares will be issued upon exchange; in lieu thereof, an amount will be paid in cash based upon the Common Stock Price on the last day of the applicable Observation Period. The Company has the right to settle a percentage of each Daily Share Amount in cash in lieu of delivering Company Stock, as described below. Delivery of the shares of Common Stock and cash (including cash in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount of a exchanged Security and accrued but unpaid interest (including Liquidated Damages, if any) thereon. Any accrued interest (including Liquidated Damages, if any) payable on a exchanged Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

In addition, following certain corporate transactions that occur on or prior to December 20, 2007 and that constitute a Change in Control (other than relating to the composition of the Guarantor’s Board of Directors as described in clause (iv) of the definition of Change in Control in Section 1.01) and for which 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Company’s Board of Directors) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market System, a Holder who elects to exchange its Securities in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon exchange in certain circumstances (it being understood that a Holder of Securities electing to exchange its Securities pursuant to Section 5.01(b) of the Indenture referred to above shall provide the Exchange Agent with a notice as contemplated by Section 5.02 of the Indenture).

As provided in the Indenture, to exchange an Security, a Holder must (a) complete and manually sign the exchange notice set forth below and deliver such notice to the Exchange Agent, (b) surrender the Security to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Exchange Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders an Security for exchange between the close of business on the Record Date and the opening of business on the related Interest Payment Date; provided that such Interest Payment Date is an Interest Payment Date the interest due on which is payable to the Holder as of the preceding Record Date, the Security must be accompanied by payment of an amount equal to the interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of the Security or portion thereof then exchanged; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between the close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for exchange on the Interest Payment Date or is being redeemed on such Interest Payment Date or if such Interest Payment Date is the Stated Maturity of the principal of the Securities. A Holder may exchange a portion of an Security equal to $1,000 or any integral multiple thereof.

An Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.02 or Section 3.03, respectively, of the Indenture may be exchanged only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

By the close of business on the Business Day prior to the first Trading Day of the Observation Period, the Company may specify a percentage of each Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, (x) the amount of cash that the Company will deliver in lieu of all or an applicable portion of the Daily Share Amount in respect of each Trading Day in the Observation Period will equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day (assuming for this purpose the Company has not specified a Cash Percentage) and (iii) the daily Common Stock price for such Trading Day, and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the Observation Period (in lieu of the full Daily Share Amount for such Trading Day) will be a percentage of the Daily Share Amount (assuming the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage.

If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the first scheduled Trading Day of the Observation Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the Observation Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon exchange of such Note. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee which must be given by the close of business on the Business Day prior to the first Scheduled Trading Day of the Observation Period.

(8) Denominations; Transfer; Exchange. The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of an Security to be redeemed in part, the portion of the Security not to be redeemed), or any Securities in respect of which a Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of an Security to be repurchased in part, the portion of the Security not to be repurchased), or any Securities for a period of 15 days before the mailing of a Notice of Redemption of Securities to be redeemed.

(9) Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

(10) Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities, among other things, (i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of Securities in any material respect, (ii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (iii) to comply with the provisions of the TIA or any requirement of the Commission in connection with the qualification of the Indenture under the TIA, in each case as set forth in the Indenture.

(11) Defaults and Remedies. As set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee may, and at the written request of the Holders of not less than 25% in principal amount of Securities then Outstanding shall, declare the principal of and accrued but unpaid interest (including Liquidated Damages, if any) of all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received security or indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities at the time outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

(12) Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13) No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting an Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(14) Ranking. The Securities shall be the direct, unsubordinated, unsecured obligations of the Company and shall rank pari passu among themselves and with all of the Company’s existing and future direct, unsubordinated, unsecured indebtedness from time to time outstanding.

(15) Authentication. This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

(17) Governing Law. THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

(18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

(19) Conflicts with Indenture. In the event of any conflict, inconsistency or ambiguity between any provision set forth in this Security and any provision of the Indenture, the Indenture shall control.

(20) Guarantee. The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture and subject to provisions in the Indenture (a) the due and punctual payment of the principal of, and the interest (including Liquidated Damages, if any) on the Securities, net of any taxes required to be withheld (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any and interest and Liquidated Damages, if any, on the Securities, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Securities and (b) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article II of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of Securities, by the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to _________________________________________________________________________

(Insert assignee’s soc. sec. or tax ID no.) __________________________________________________________________________

(Print or type assignee’s name, address and zip code) ________________________________________________________________

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
GuaranteeMedallion Program

By:
Authorized Signatory

EXCHANGE NOTICE

To exchange this Security for Cash and Common Stock of the Company, check the box  ☐

To exchange only part of this Security, state the principal amount to be exchanged (which must be $1,000 or an integral multiple of $1,000): ____________________________________________________________________________________________________

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature GuaranteeMedallion Program

By:
Authorized Signatory

FORM OF REPURCHASE NOTICE

To: PNC Funding Corp

The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions referred to in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not repurchased if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $    ,000

date of requested repurchase:                     , 20

(specify either 2007, 2008, 2011, 2016, 2021, 2026 or 2031)

FORM OF OPTION TO ELECT REPURCHASE

UPON A CHANGE IN CONTROL

To: PNC Funding Corp

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from PNC Funding Corp as to the occurrence of a Change in Control with respect to The PNC Financial Services Group and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not repurchased if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $    ,000

SCHEDULE I*

PNC FUNDING CORP.

Floating Rate Exchangeable Senior Notes due December 20, 2036

No.:

Date	Principal Amount	Notation

•	Include only on Global Security

EXHIBIT B

TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $             principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange where the securities deliverable upon such exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐    The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐    The transfer of the Surrendered Securities is pursuant to an exemption from the registration requirement of the Securities Act provided by Rule 144 thereunder; or

☐    The transfer of the Surrendered Securities is to an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐    The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐    The transfer of the Surrendered Securities is made to the Company or any of its subsidiaries.

The undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

Date:

Signature(s)
(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

B-1

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

FORM OF ACCREDITED INVESTOR CERTIFICATE

[DATE]

PNC Funding Corp

Attn: Senior Vice President and Chief Financial Officer

One PNC Plaza

249 Fifth Avenue

Pittsburgh, PA 15222-2027

Ladies and Gentlemen:

We are delivering this letter in connection with the proposed transfer of $             of Floating Rate Exchangeable Senior Notes due December 20, 2036 (the “Securities”) of PNC Funding Corp (the “Company”), as described in the Offering Circular dated December 20, 2006 (the “Offering Circular”) relating to the Securities.

We hereby confirm that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), or an entity in which all of the equity owners are institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”), and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment. We will acquire Securities having a minimum principal amount of not less than $100,000 for our own account or for any accounts for which we are acting.

2. We are acquiring the Securities for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

3. We are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling the Securities or the shares of Common Stock of The PNC Financial Services Group, Inc. (the “Guarantor”) issuable upon exchange thereof (the “Underlying Shares”), except as permitted below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

4. We understand that any subsequent transfer of the Securities and the Underlying Shares is subject to certain restrictions and conditions set forth in the indenture relating to the Securities and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or the Underlying Shares except in compliance with such restrictions and conditions and the Securities Act.

5. We understand that the offer and sale of neither the Securities nor the Underlying Shares have been or will be registered under the Securities Act, and that neither the Securities nor the Underlying Shares may be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities or Underlying Shares, we will do so only (i) to a person whom we reasonably believe is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (ii) subject to the requirements of the indenture relating to the Securities, pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) to an institutional investor that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company, Guarantor or any of their subsidiaries, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States and other jurisdictions, and we further agree to provide to any person purchasing any of the Securities or Underlying Shares from us a notice advising such purchaser that resales of the Securities and Underlying Shares are restricted as stated herein.

6. We understand that, on any proposed transfer of any Securities or Underlying Shares, we will be required to furnish to the Company and the trustee for the Securities (the “Trustee”) such certificates, legal opinions and other information as the Company, the Guarantor or the Trustee may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Securities and Underlying Shares purchased by us will be in certificated form and will bear a legend to the foregoing effect.

Each of the Company, the Guarantor, the Trustee and the initial purchaser of the Securities is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:
Name:
Title:
Address:

SCHEDULE A

The following table sets forth the hypothetical Share Price and the number of Additional Shares to be received per $1,000 principal amount of Securities:

	Stock Price
Effective Date of Change in Control	73.46	75.00	80.00	85.00	90.00	95.00	100.00	110.00	120.00	130.00	150.00	200.00	250.00	300.00

December 20, 2006	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3691	0.8262	0.4767	0.1503	0.0058	0.0000	0.0000
March 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3129	0.7524	0.4033	0.1098	0.0041	0.0000	0.0000
June 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.6655	0.3134	0.0662	0.0026	0.0000	0.0000
September 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.5572	0.1947	0.0251	0.0010	0.0000	0.0000
December 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.5546	0.0000	0.0000	0.0000	0.0000	0.0000

The share prices and additional share amounts set forth above are based upon a PNC Common Share price of $73.46 at December 14, 2006 and an initial exchange price of $128.5545.

Schedule A-1